EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 29, 1997, except as to the second, fourth, fifth and sixth paragraphs of Note 8 which are as of June 12, 1997, and May 17, 1996 appearing in The Grand Union Company's Annual Report on Form 10-K for the year ended March 29, 1997.


Price Waterhouse LLP
_________________________
/s/Price Waterhouse LLP


Morristown, New Jersey
September 30, 1997